As filed with the Securities and Exchange Commission on March 12, 2003
                                                   Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             --------------------

                           INTERNATIONAL PAPER COMPANY
                      INTERNATIONAL PAPER CAPITAL TRUST IV
                       INTERNATIONAL PAPER CAPITAL TRUST VI
               (Exact name of registrant as specified in charter)


               New York                                         13-0872805
               Delaware                                         22-3668898
               Delaware                                           Pending
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                        Identification Number)

                               400 Atlantic Street
                           Stamford, Connecticut 06921
                                 (203) 541-8000
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrants' Principal Executive Offices)

                             --------------------

                            Barbara L. Smithers, Esq.
                     Vice President and Corporate Secretary
                           International Paper Company
                               400 Atlantic Street
                           Stamford, Connecticut 06921
                                 (203) 541-8000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                             --------------------

                                   Copies to:

  Francis J. Morison, Esq.                       Stacy J. Kanter, Esq.
    Davis Polk & Wardwell              Skadden, Arps, Slate, Meagher & Flom LLP
    450 Lexington Avenue                            4 Times Square
  New York, New York 10017                     New York, New York 10036
       (212) 450-4000                               (212) 735-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             --------------------


                                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                                          Proposed Maximum        Amount of
                  Title of each Class                   Amount to be     Aggregate Offering   Registration Fee
             of Securities to be Registered            Registered (1)       Price (2)(3)             (4)
---------------------------------------------------------------------------------------------------------------
Debt securities of International Paper (6) (7)....
Preferred stock, $1.00 par value,
  of International Paper (6) (7)..................
Common stock, $1.00 par value, of International
  Paper (6) (7)..................................
Depositary shares of International Paper (7) (8)..            (5)                      (5)
Warrants of International Paper (9)...............
Stock purchase contracts of International Paper...
Stock purchase units of International Paper (10)..
Trust Preferred Securities of International Paper
  Capital Trust IV and International Paper Capital
  Trust VI (11)...................................
Guarantees of Trust Preferred
  Securities of the trusts by International
  Paper (12)......................................
---------------------------------------------------------------------------------------------------------------
                         Total                       6,000,000,000(13)     6,000,000,000(13)     485,400(4)(14)
===============================================================================================================

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement also relates to $70,000,000 of securities previously registered under International Paper's registration statement on Form S-3 (No. 333-62661). This registration statement constitutes Post-Effective Amendment No. 3 to International Paper's registration statement on Form S-3 (No. 333-62661). The amount of Securities being registered, together with the remaining Securities registered under registration statement No. 333-62661 represents the maximum amount of Securities which are expected to be offered for sale.

                              --------------------

     The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies. If any securities are issued at original issue discount, such greater amount as shall result in an initial aggregate offering price of $6,000,000,000.
(2) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(4) The amount of remaining securities eligible to be sold under prior registration statements to be carried forward to this registration statement is $70,000,000.
(5)  Not applicable pursuant to General Instruction II.D. of Form S-3.
(6) Also includes such indeterminate amounts of debt securities and an indeterminate number of shares of common stock, preferred stock and depositary shares as may be issued upon conversion of or exchange for any other debt securities, preferred stock or depositary shares that provide for conversion or exchange into other securities or upon exercise of warrants for such securities or upon settlement of the stock purchase contracts.
(7) No separate consideration will be received for the debt securities, preferred stock, common stock or depositary shares issuable upon conversion of or in exchange for debt securities, preferred stock or depositary shares.
(8) Such indeterminate number of depositary shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event International Paper elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the Deposit Agreement. No separate consideration will be received for the depositary shares.
(9) Warrants may be sold separately or with debt securities, preferred stock, common stock or depositary shares.
(10) Each stock purchase unit consists of (a) a stock purchase contract; (b) warrants; and/or (c) either trust preferred securities, debt securities or debt obligations of a third party (including U.S. treasury securities, other stock purchase contracts or common stock).
(11) There is being registered hereunder an indeterminate amount and number of trust preferred securities of the trusts as may be sold from time to time.
(12) No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by the trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the trusts.
(13) In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $6,070,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common stock of International Paper registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(14) Pursuant to Rule 457(b), the Company is reducing the amount of its registration fee otherwise payable pursuant to Rule 457(o), by an amount equal to $12,916, that is currently on account with the Commission in connection with the overpayment of a fee paid with respect to a transaction pursuant to Section 13(e).

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   Subject to Completion, Dated March 12, 2003

PROSPECTUS
                                 $6,070,000,000

                           International Paper Company

                 Debt Securities, Preferred Stock, Common Stock,
 Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units

                      International Paper Capital Trust IV
                       International Paper Capital Trust VI

              Trust Preferred Securities Fully and Unconditionally
                    Guaranteed by International Paper Company

                              --------------------

     We may offer, from time to time, debt securities, preferred stock, common stock, depositary shares, warrants, contracts to purchase shares of our common stock or stock purchase units consisting of (1) a stock purchase contract and
(2) our debt securities, the trust preferred securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders' obligations to purchase our common stock under the stock purchase contracts.

     Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

     International Paper Capital Trust IV and International Paper Capital Trust VI are Delaware statutory trusts. Each trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each trust. Each trust exists for the sole purpose of issuing its trust interests and investing the proceeds in debt securities, unless an applicable prospectus supplement indicates otherwise.

     Our common stock is listed on the New York Stock Exchange under the symbol "IP."

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is           , 2003.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

Special Note Regarding Forward-Looking
     Statements................................................................3
International Paper Company....................................................4
The Trusts.....................................................................5
Use of Proceeds................................................................7
Ratio of Earnings to Fixed Charges and Earnings to Fixed Charges
  and Preferred Stock Dividends................................................7
Description of Debt Securities.................................................8
Description of Capital Stock..................................................25

Description of Warrants.......................................................33
Limitation on Issuance of Bearer Securities...................................35
Description of Trust Preferred Securities and Trust
    Guarantees................................................................36
Description of Stock Purchase Contracts and
    Stock Purchase Units......................................................40
Plan of Distribution..........................................................41
Where You Can Find More Information...........................................43
Validity of Securities........................................................44
Experts.......................................................................44

     This prospectus is part of a joint registration statement filed by International Paper Company and the trusts with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $6,070,000,000. This prospectus provides you with a general description of the securities we and the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

     You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

     All references to "we," "us," "our," or "International Paper" in this prospectus are to International Paper Company.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements concerning our financial condition, results of operations and business. Generally, the words "will," "may," "should," "continue," "believes," "expects," "intends," "anticipates" or similar expressions identify forward-looking statements.

     These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

     o the timing and strength of an economic recovery in the U.S. and changes to international economic conditions;

     o the relative value of the U.S. dollar compared with other foreign currencies, especially the Euro;

     o economic conditions in developing countries, specifically Brazil and Russia;

     o    the effects of continued geographical unrest and uncertainty;

     o    the strength of demand for our products and changes in overall demand;

     o    the effects of competition from domestic and foreign producers;

     o    the level of housing starts;

     o    our ability to continue to realize anticipated cost savings;

     o    the performance of our manufacturing operations;

     o    the results of legal proceedings;

     o    changes in the cost or availability of raw materials;

     o changes in interest rates and plan assets values which could have an impact on reported earnings and shareholder's equity; or

     o the cost of compliance with environmental laws and other governmental regulations.

     In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus and any future prospectus supplement might not occur.

                           INTERNATIONAL PAPER COMPANY

     We are a global forest products, paper and packaging company that is complemented by an extensive distribution system, with primary markets and manufacturing operations in the United States, Canada, Europe, the Pacific Rim, and South America. Substantially all of our businesses have experienced, and are likely to continue to experience, cycles relating to available industry capacity and general economic conditions. We are a New York corporation and were incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

     In the United States at December 31, 2002, we operated 28 pulp, paper and packaging mills, 87 converting and packaging plants, 27 wood products facilities, seven specialty chemicals plants. Production facilities at December 31, 2002 in Europe, Asia, Latin America, South America and Canada included 13 pulp, paper and packaging mills, 45 converting and packaging plants, 11 wood products facilities, two specialty panels and laminated products plants and seven specialty chemicals plants. We distribute printing, packaging, graphic arts, maintenance and industrial products through over 283 distribution branches located primarily in the United States. At December 31, 2002, we owned or managed approximately 9 million acres of forestlands in the United States, 1.5 million acres in Brazil and had, through licenses and forest management agreements, harvesting rights on government-owned timberlands in Canada and Russia.

     At December 31, 2002, through Carter Holt Harvey, a New Zealand company which is approximately 50.5% owned by us, we operated five mills producing pulp, paper, packaging and tissue products, 24 converting and packaging plants and 67 wood products manufacturing and distribution facilities, primarily in New Zealand and Australia. Carter Holt Harvey distributes paper and packaging products through six distribution branches located in New Zealand and Australia. In New Zealand, Carter Holt Harvey owns approximately 810,000 acres of forestlands.

     Our principal executive offices are located at 400 Atlantic Street, Stamford, Connecticut 06921 and our telephone number is (203) 541-8000.

                                   THE TRUSTS

     We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and their respective trustees. The trusts are named International Paper Capital Trust IV and International Paper Capital Trust VI. We refer to the trusts, collectively, as the trusts.

     We have filed, as an exhibit to the registration statement of which this prospectus is a part, a form of Amended and Restated Declaration of Trust for each trust which contains the terms and conditions under which the trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that trust.

     Unless an applicable prospectus supplement provides otherwise, each trust exists solely to:

     o issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

     o issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

     o engage in other activities only as are necessary, convenient or incidental to the above two purposes.

     Neither trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

     We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

     We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of each trust.

     Each trust will have a term of 40 years, but may end earlier if its declaration so provides.

     We will pay all fees and expenses related to each trust and the offering of the trust preferred securities by each trust.

     The principal place of business of each trust is c/o International Paper Company, 400 Atlantic Street, Stamford, Connecticut 06921. The telephone number is: (203) 541-8000.

     The trustees of each trust will conduct the business and affairs of their respective trusts. The trustees' duties and obligations will be governed by the declaration of their respective trust. Each trust's trust common securities holders will be entitled to appoint, remove, replace, or change the number of trustees for their respective trust.

     Each trust will include the following trustees:

     o at least one regular trustee, which is a person who is an employee or officer of or who is affiliated with us;

     o at least one property trustee, which is a financial institution that is not affiliated with us and which will act as property trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

     o at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the trust's property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

     The trustees of each trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the property trustee will be The Bank of New York and the Delaware trustee will be The Bank of New York (Delaware), with its Delaware office located at White Clay Center, Route 273, Newark, Delaware 19711.

                                 USE OF PROCEEDS

     Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. The trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.


      RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table sets forth our ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends on a historical basis for each of the five years in the period ended December 31, 2002.

                                                     For the Year Ended
                                                        December 31,
                                        ----------------------------------------
                                        1998     1999    2000     2001      2002
                                        ----     ----    ----     -----     ----
Ratio of earnings to fixed charges 1.38 1.27 1.42 __(1) 1.26 Ratio of earnings to fixed charges and
   preferred stock dividends            1.38     1.27    1.42     __(2)     1.26

----------
(1) Our deficiency in earnings necessary to cover fixed charges was $1,379.9 million for the year ended December 31, 2001.

(2) Our deficiency in earnings necessary to cover fixed charges and preferred stock dividends was $1,379.9 million for the year ended December 31, 2001.

     For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings include pre-tax earnings before extraordinary items and cumulative effect of accounting changes, interest expense, the estimated interest factor in rent expense (which, in our opinion, approximates one-third of rent expense) preferred dividends of subsidiaries, adjustments for undistributed equity earnings and the amortization of capitalized interest. Fixed charges include interest incurred (including amounts capitalized), the estimated interest factor in rent expense and preferred dividends of subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     We may issue, from time to time, debt securities directly to the public, to the trusts or as part of a stock purchase unit. The debt securities offered by this prospectus and any applicable prospectus supplement will be our unsecured obligations and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed as exhibits to, or incorporated by reference in, the registration statement of which this prospectus is part.

     We have summarized the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated by reference into this prospectus.

General

     The indentures do not limit the amount of debt securities that we may issue under the indentures, nor do they limit us from incurring or issuing other secured or unsecured debt.

     Unless otherwise specified in an applicable prospectus supplement, the debt securities issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, as more fully described in the subordinated indenture, to all of our senior indebtedness. See "Description of Debt Securities--Subordination of Subordinated Debt Securities."

     The applicable prospectus supplement will describe the following terms and provisions as they relate to the particular series of debt securities:

     o    the title of the debt securities;

     o whether the debt securities are senior debt securities or subordinated debt securities;

     o any limit on the aggregate principal amount of the debt securities of that series;

     o whether the debt securities are to be issuable as registered securities or bearer securities, or both;

     o whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for debt securities registered in the name of, or any transfer of a global or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

     o the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

     o    the date or dates on which the debt securities will mature;

     o the rate or rates per year at which the debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

     o the dates on which interest payments on the debt securities are due, the regular record date for any interest payable on any debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under "Description of Debt
          Securities--Global and Book-Entry Debt Securities";

     o    any mandatory or optional sinking fund or analogous provisions;

     o each office or agency where the principal, premium, if any, and interest on the debt securities will be payable, or the debt securities may be presented for registration of transfer or exchange;

     o the date, if any, after which and price or prices at which the debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

     o a detailed description of the terms of any optional or mandatory redemption provisions regarding a particular series of debt securities within a series or a redemption option of holders upon the conditions defined in the applicable indenture;

     o the denominations in which any debt securities, which are registered securities, will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000 and any integral multiple of $5,000;

     o the currency or currency units of payment of principal of and any premium, if any, and interest on the debt securities;

     o any index used to determine the amount of payments of principal of and any premium, if any, and interest on the debt securities and the manner in which the amounts will be determined;

     o the terms and conditions, if any, pursuant to which the debt securities are convertible or exchangeable into a security or securities of ours;

     o any other terms of the debt securities consistent with the provisions of the applicable indenture; and

     o descriptions of any special provisions for the payment of additional amounts regarding the debt securities (Section 3.1).

     We may also issue debt securities under the indentures upon the exercise of warrants. See "Description of Warrants."

     We may also issue debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in any applicable prospectus supplement.

     In addition, specific United States federal income tax or other considerations applicable to any debt securities denominated other than in United States dollars, and to any debt securities which provide for application of an index to determine principal and interest, will be described in any applicable prospectus supplement.

     We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities offered under this prospectus and any applicable prospectus supplement, form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph. We refer to such issuance of additional debt securities as a further issue.

     Purchasers of debt securities after the date of any further issue will not be able to differentiate between the debt securities sold as part of the further issue and previously issued debt securities. If we were to issue debt securities with a greater amount of original issue discount, persons that are subject to United States federal income taxation, who purchase debt securities after such further issue, may be required to accrue greater amounts of original issue discount than they would otherwise have accrued with respect to the debt securities. This may affect the price of outstanding debt securities as a result of a further issue.

Form, Exchange, Registration and Transfer

     We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities, or both. Interest coupons will be attached to bearer securities, unless otherwise indicated in an applicable prospectus supplement. (Section 2.1) The applicable indenture may also provide that debt securities of a series may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in an applicable prospectus supplement for such series. (Sections 2.1 and 2.4).

     Any bearer security, including any debt security that is exchangeable for a bearer security or that is in global form and is either a bearer security or exchangeable for bearer securities, will not be mailed or otherwise delivered to any location in the United States (as defined under "Limitations on Issuance of Bearer Securities"). A bearer security, other than temporary global debt securities and bearer securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii), may not be delivered in definitive form, and no interest will be paid on them, unless the person entitled to receive it furnishes written certification of the beneficial ownership of the bearer security, as required by Treasury Regulation Sections 1.163-5(c)(2)(i)(D)(3) or an electronic certificate described in Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(ii). For bearer securities issued in permanent global form, certification must be given in connection with notation of a beneficial owner's interest in it upon the original issuance of the debt security. (Section 3.3) See "--Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities" below.

     Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

     Bearer securities surrendered in exchange for registered securities between a regular or special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that interest payment. Interest accrued at the time the bearer securities are exchanged for the registered security will be payable only to the holder of the applicable coupon when due, in accordance with the terms of the applicable indenture. Accrued interest will not be payable in respect of the registered security that is exchanged for the bearer security. Bearer securities will not be issued in exchange for registered securities. (Section 3.5)

     Each bearer security, other than a temporary global bearer security, and any coupon attached thereto, will bear the following legend:

              "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code."

     A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

     o DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

     o    DTC ceases to be qualified as required by the applicable indenture;

     o we instruct the trustee, in accordance with the applicable indenture, that the book-entry securities will be so registrable and exchangeable;

     o an event of default has occurred and is continuing regarding the series of debt securities evidenced by the book-entry securities; or

     o other circumstances exist as are specified in an applicable prospectus supplement. (Section 3.5).

     Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purposes regarding any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

     We have appointed the trustee as security registrar. (Section 3.5) If an applicable prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding any series of debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we must maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we must maintain, in addition to the security registrar, a transfer agent in a place of payment for such series that is located outside of the United States. We may at any time designate additional transfer agents regarding any series of debt securities. (Section 10.2)

     Upon any redemption in part, unless otherwise indicated in an applicable, we will not be required to:

     o issue, register the transfer of, or exchange debt securities of any series during the period beginning at the opening of business 15 days before selection of any debt securities of such series for redemption, and ending at the close of business on:

          o the day the relevant notice of redemption is mailed, if debt securities of the series are issuable only as registered securities;

          o the first day of publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities; or

          o the day the relevant notice of redemption is mailed, if debt securities of the series may be issued as either bearer or registered securities and there is no publication;

     o register the transfer of, or exchange, any registered security or portion of a registered security that is called for redemption, except for the unredeemed portion of any registered security that is partially redeemed; or

     o exchange any bearer security called for redemption, unless exchanged for a registered security of the same series and a like tenor, and which is immediately surrendered for redemption. (Section 3.5)

Payment and Paying Agents

     Unless otherwise indicated in an applicable prospectus supplement, payment of any principal, premium, if any, and interest on bearer securities will be made, subject to any applicable laws and regulations, at the offices of the paying agents located outside the United States that we designate at various times. The paying agent may make payment by check, or by transfer to an account maintained by the payee with a bank located outside of the United States.

     Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities at any interest payment date will be made only upon surrender of the applicable coupon to the paying agent. (Section 10.1) No payment regarding any bearer security will be made at any of our offices or agencies in the United States, by check mailed to any address in the United States, or by transfer to an account maintained with a bank located in the United States. However, payments of any principal, premium, if any, and interest on bearer securities denominated and payable in U.S. dollars must be made at the office of our paying agent in the Borough of Manhattan, The City of New York, but only if full payment in U.S. dollars is illegal or effectively precluded by exchange controls or similar restrictions at all offices or agencies located outside the Untied States. (Section 10.2)

     Unless otherwise indicated in an applicable prospectus supplement:

     o payment of any principal, premium, if any, and interest on registered securities will be made at the office of the paying agent or paying agents designated by us, but we or the paying agent may make any interest payment by check mailed to the address described in the security register for the person entitled to the interest payment;

     o payment of any interest installments on registered securities will be made to the person in whose name the security is registered at the close of business on the regular record date for the interest payment (Section 3.7);

     o the corporate trust office of the trustee in The City of New York will be designated as a paying agent for us for payments regarding debt securities which are issuable solely as registered securities; and

     o we will maintain, subject to the limitations described above in the case of bearer securities, a paying agent outside of the United States for payments regarding debt securities which are issuable solely as bearer securities or as both registered and bearer securities.

     An applicable prospectus supplement will specify the name of any other paying agent located within the United States and any paying agent located outside the United States and initially designated by us for the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent, or approve a change in the office through which any paying agent acts.

     If a series of debt securities of a series are issuable solely as registered securities, we will maintain a paying agent in each place of payment for such series.

     If a series of debt securities are issuable as bearer securities we will maintain:

     o a paying agent in the Borough of Manhattan, The City of New York for payments regarding any registered securities of the series, and for payments regarding bearer securities of the series but only in the circumstances described above; and

     o a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons pertaining to such series may be presented and surrendered for payment.

          However, if the debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and that stock exchange requires, we will maintain a paying agent in London, Luxembourg, or any other required city located outside the United States, as the case may be, for the debt securities of such series. (Section 10.2)

     Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants' accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

     Neither we, the trustee, the securities registrar nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     All moneys paid by us to a paying agent in respect of any principal, premium, if any, or interest on any debt security and which is unclaimed for two years after the amount becomes due and payable will be repaid to us. After that time the holder of the debt security or coupon can look only to us for payment. (Section 10.3)

Global and Book-Entry Debt Securities

     If so specified in an applicable prospectus supplement, the portion of a series of debt securities which are issuable as bearer securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depositary in London for the Euro-clear System and CEDEL S.A. for credit to the designated accounts. Unless otherwise indicated in an applicable prospectus supplement, each temporary global debt security, on or after 40 days following its issuance, may be exchanged for definitive bearer securities, definitive registered securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in an applicable prospectus supplement and upon written certification in the form and to the effect described under "--Form, Exchange, Registration and Transfer." No bearer security, including a debt security in permanent global form, that is delivered in exchange for a portion of a temporary or permanent global debt security will be mailed or otherwise delivered in connection with the exchange to any location in the United States. (Sections 3.4 and 3.5)

     Any person with a beneficial interest in a permanent global debt security will be treated by us, the trustee, or any agent of ours or the trustee, as the holder of the outstanding debt securities represented by the global debt security, in the principal amount as is specified in a written statement by either the holder of the global debt security or, if the security is in bearer form, the operator of Euro-clear or CEDEL S.A., and provided to the trustee by such person. (Section 2.3)

     If debt securities to be sold in the United States are designated by us in an applicable prospectus supplement as book-entry securities, a global security representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the debt securities to be sold in the United States. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the book-entry securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. An applicable prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of a series of debt securities to be represented by one or more global securities. Beneficial interests in the debt securities will only be evidenced by, and transfers of the debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Certain Covenants

     We have covenanted in the senior indenture that with regard to the senior debt securities, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any forestlands or principal manufacturing facility (each as defined below) which we or it now owns or hereafter acquires, unless we or it provides that the senior debt securities are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply if an applicable prospectus supplement provides otherwise, and will not apply to the following:

          o mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999 which are created within 180 days after such acquisition (or, in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by us or any subsidiary other than theretofore unimproved real property;

          o mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

          o    mortgages for us or any subsidiary; or

          o any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any of the mortgages listed above.

     The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

          o the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

          o mortgages for governmental bodies of the United States, which secure advances, progress payments or other payments pursuant to any contract or statute, or which secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages. (Section 10.7 of senior indenture)

     However, we and any subsidiary may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below). (Section 10.7 of senior indenture)

     The term "net tangible assets" means the aggregate assets, net of applicable reserves and other properly deductible items, less current liabilities and goodwill, tradenames, trademarks, patents, unamortized debt discount and expense (to the extent included in the aggregate assets), and other similar intangibles. Such amounts will be as described in our most recent consolidated balance sheet, and computed in accordance with generally accepted accounting principles.

     We will not, nor will we permit any subsidiary to, lease from any person for greater than a three year term any forestlands or principal manufacturing facility which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that person by us or a subsidiary (a "sale and lease-back transaction"), unless either:

          o we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the senior debt securities; or

          o we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of debt securities or our funded debt which ranks equally with the senior debt securities. (Section 10.8 of senior indenture)

     The term "forestlands" means property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products. (Section 1.1 of senior indenture)

     The term "principal manufacturing facility" means any paperboard, paper or pulp mill, or paper converting plant of ours or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

          o is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders' gross income pursuant to the provisions of
               Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

          o is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries. (Section 1.1 of senior indenture)

     The term "subsidiary" means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation's stock has or might have voting power by reason of the happening of any contingency. (Section 1.1 of senior indenture)

     The term "attributable debt" means the present value at the time of determination of the lessee's net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and leaseback transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the senior debt securities then outstanding, compounded semiannually. The average will be weighted by the principal amount of the senior debt securities of each series or, in the case of original issue discount securities, the amount to be determined as provided in the definition of "outstanding" in the applicable senior indenture. (Section 1.1 of senior indenture)

     The term "funded debt" means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created. (Section 1.1 of senior indenture)

Subordination of Subordinated Debt Securities

     Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

     The subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness (as defined below). Upon any payment or distribution of assets to creditors pursuant to any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of senior indebtedness will be entitled to payment in full of any principal, premium, if any, and interest on such senior indebtedness, before the holders of the subordinated debt securities will be entitled to any payment in respect of any principal, premium, if any, or interest on the subordinated debt securities. (Section 16.2 of subordinated indenture) Because of the subordination, our creditors may ratably recover less than the holders of senior indebtedness, and more than the holders of the subordinated debt securities, upon liquidation or insolvency.

     If the maturity of any subordinated debt securities is accelerated, the holders at that time of all senior indebtedness then outstanding will first be entitled to receive payment in full of all amounts due thereon, before the holders of the subordinated debt securities will be entitled to receive any payment of any principal, premium, if any, and interest on the subordinated debt securities. (Section 16.3 of subordinated indenture)

     No principal, premium, or interest payments may be made in respect of the subordinated debt securities if:

          o a default in any payment has occurred and is continuing regarding any senior indebtedness;

          o an event of default resulting in the acceleration of the maturity of any senior indebtedness has occurred and is continuing; or

          o any judicial proceeding is pending regarding any such default. (Section 16.4 of subordinated indenture)

     For purposes of the subordination provisions of the subordinated indenture, the payment, issuance and delivery of cash, property or securities, other than stock and our specified subordinated securities, upon conversion of a subordinated debt security, is a principal payment in respect of the subordinated debt security.

     The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, including indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities constitute senior indebtedness under the subordinated indenture.

     The term "senior indebtedness" includes all amounts due on and obligations incurred in connection with any of the following, whether outstanding at the date the subordinated indenture is executed or incurred or created after the subordinated indenture is executed, unless the instrument creating or evidencing the obligation provides that it is not senior in right of payment to the subordinated debt securities, or is equally senior with or junior to the subordinated debt securities (Section 1.1 of subordinated indenture):

          o our indebtedness, obligations and other liabilities, contingent or otherwise, incurred for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

          o our reimbursement obligations and other liabilities, contingent or otherwise, regarding letters of credit, bankers' acceptances issued for our account, interest rate protection agreements or currency exchange or purchase agreements;

          o obligations and liabilities, contingent or otherwise, in respect of leases by us as lessee which are accounted for as capitalized lease obligations on our balance sheet in accordance with generally accepted accounting principles;

          o all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or assure a creditor against our loss in respect of, indebtedness, obligations or liabilities of another person described in any of the three immediately preceding provisions;

          o any indebtedness described in any of the four immediately preceding provisions and which is secured by any mortgage, pledge, lien or other encumbrance existing on property owned or held by us, regardless of whether the indebtedness secured thereby has been assumed by us; and

          o any deferrals, renewals, extensions and refunds of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in any of the five immediately preceding provisions.

     The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

     If applicable, the terms that debt securities of any series are convertible into or exchangeable for our common stock or our other securities pursuant to which will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or our other securities to be received by the holders of debt securities would be subject to adjustment.

Events of Default

     Each of the following events is an event of default under the applicable indenture, regarding debt securities of any series, unless otherwise indicated in an applicable prospectus supplement:

          o failure to pay any interest on a debt security of such series when due, continuing for 30 days, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

          o failure to pay any principal of or premium on any debt security of such series when due, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

          o failure to deposit any sinking fund payment when due, in respect of any debt security of such series, and in the case of the subordinated indenture whether or not the deposit is prohibited by the subordination provisions;

          o our failure to perform any other covenant under the applicable indenture or debt security, other than one included solely for the benefit of a series of debt securities other than such series, and continuing for 60 days after written notice has been provided in accordance with the applicable indenture;

          o specific events in bankruptcy, insolvency or reorganization involving us; and

          o any other event of default regarding the debt securities of such series. (Section 5.1)

     If an event of default regarding the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the applicable indenture, the principal amount of the debt securities of such series to be due and immediately payable.

     For any debt security that is an original issue discount security or whose principal amount is not then determinable, the amount due and immediately payable is that portion of the principal amount of the debt security (or other amount in lieu of the principal amount) as is specified in the terms of the debt security. At any time after a declaration of acceleration regarding debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under specific circumstances, rescind and annul such acceleration. (Section 5.2)

     The indentures provide that, subject to the trustee's duty to act with the required standard of care during default, the trustee has no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Sections 6.1, 6.3) Subject to the trustee indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, regarding the debt securities of such series. (Section 5.12)

     We will annually furnish to the applicable trustee a statement as to the performance of specific obligations under the applicable indenture and as to any default in performance. (Section 10.9)

Defeasance

     We may, if so specified regarding any particular series of debt securities, discharge our indebtedness and certain of our obligations under the applicable indenture, by depositing with the applicable trustee funds or obligations issued or guaranteed by the United States, unless an applicable prospectus supplement indicates otherwise.

     Defeasance and Discharge. The indentures provide that, if so specified regarding the debt securities of any series, we will be discharged from all obligations in respect of the debt securities of such series upon deposit in trust of cash and/or U.S. government obligations with the applicable trustee, the payment of interest and principal upon which will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the debt securities of such series at the stated maturity of such payments and in accordance with the terms of the applicable indenture and debt securities of such series. This will include, in the case of subordinated debt securities, the subordination provisions described under "--Subordination of Subordinated Debt Securities."

     The term "U.S. government obligations" means direct obligations of the United States or of an agency or instrumentality of the United States that is, or is unconditionally guaranteed as, a full faith and credit obligation of the United States and that is not callable or redeemable at the option of the issuer thereof. The term also includes certain depository receipts with respect to such obligations.

     Such a deposit in trust may be made only if, among other things, the following conditions are met:

          o we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax as if no deposit, defeasance and discharge had occurred, which opinion will be based upon either of the following:

               o we having received a ruling from the Internal Revenue Service, or the Internal Revenue Service having published such a ruling; or

               o there having been a change in applicable United States federal income tax law since the date of the applicable indenture; and

          o it will not result in the delisting of the debt securities of such series, if then listed on any domestic or foreign securities exchange; and

          o    in the case of the subordinated debt securities:

          o no default, beyond any applicable grace period, in the payment of any principal, premium, if any, or interest on any senior indebtedness will have occurred and be continuing; or

          o no other default regarding any senior indebtedness will have occurred and be continuing and have caused the acceleration of the senior indebtedness. (Section 4.3).

     The restrictions within this provision will not apply to specific obligations relating to:

     o    temporary debt securities and exchange of debt securities,

     o registration of transfer or exchange of debt securities of such series,

     o replacement of stolen, lost or mutilated debt securities of such series,

     o maintenance of paying agencies to hold monies for payment in trust, and

     o payment of any additional amounts required as a result of United States withholding taxes imposed on payments to non-United States persons.

      Defeasance of Certain Obligations. The senior indenture provides that, if so specified regarding the senior debt securities of any series, we may omit compliance with the restrictive covenants described under "Certain Covenants" and any other covenants applicable to the senior debt securities which are subject to covenant defeasance, and that such omission will not be an event of default regarding the debt securities of such series, upon a deposit in trust with the trustee. Such deposit in trust must be of cash and/or U.S. government obligations, which through the scheduled payment of interest and principal thereon will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the senior debt securities of such series at the stated maturity of such payments in accordance with the senior indenture and senior debt securities of such series. Our obligations under the senior indenture and senior debt securities of such series, other than regarding such covenant, will remain in full force and effect.

      Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

     o the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of specific obligations and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

     o the senior debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of the deposit and defeasance. (Section 10.11 of senior indenture)

     In the event we exercise our option to omit compliance with the covenants described under "Certain Covenants" regarding the senior debt securities of any series, as described above, and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of money and U.S. government obligations on deposit with the trustee must be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity, but may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from the default. We will in any event remain liable for the payments as provided in the senior indenture.

Meetings, Modification and Waiver

      Unless otherwise indicated in an applicable prospectus supplement, modifications of and amendments to the indentures may be made by us and the trustee under the applicable indenture only with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding debt securities issued under the applicable indenture and affected by such modification or amendment.

      No such modification or amendment may, without the consent of each holder of the outstanding debt security affected thereby, do any of the following:

     o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

     o reduce the principal amount of, premium, if any, or interest on, any debt security;

     o    change any obligation of ours to pay additional amounts;

     o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

     o change the coin or currency in which any debt security or any premium or interest thereon is payable;

     o impair the right to institute suit for the enforcement of any payment on or regarding any debt security; adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security, if applicable;

     o modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities, in the case of the subordinated indenture;

     o reduce the percentage of the holders, in principal amount, of any series of outstanding debt securities whose consent is required to either modify or amend the applicable indenture, to waive compliance with specific provisions of the applicable indenture, or to waive specific defaults;

     o reduce the requirements contained in the applicable indenture for quorum or voting;

     o change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indentures; or

     o    modify any of the above provisions. (Section 9.2)

      However, without the consent of any holders of debt securities, we and the trustee may supplement the indentures to, among other things:

     o reflect that another entity has succeeded us and assumed our covenants under the applicable indenture and any debt securities;

     o add to our covenants for the benefit of the holders of debt securities (and if the covenants are to be for the benefit of less than all series of debt securities, stating which series are entitled to benefit) or to surrender any right or power conferred upon us;

     o    add any additional events of default;

     o provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

     o change or eliminate any of the provisions of the applicable indenture, provided that any change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

     o establish the form or terms of any series of debt securities and any related coupons provided by the applicable indenture;

     o make provision with respect to the conversion rights of holders pursuant to the applicable indenture, including providing for the conversion of the debt securities into any security or property (other than our common stock);

     o secure the notes pursuant to the requirements described above under "--Certain Covenants;"

     o    change the trustee or provide for any additional trustee; or

     o cure any ambiguity or correct or supplement any inconsistency in the indenture or in the notes or make any other provisions necessary or desirable, as long as the action shall not adversely affect the interest of the holders of the notes in any material respect.

      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities, waive, insofar as such series is concerned, compliance by us with specific restrictive provisions of the applicable indenture, unless a greater percentage is specified in the applicable prospectus supplement. (Section 10.10) The holders of at least a majority in aggregate principal of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities and any coupons pertaining thereto, waive any past default under the applicable indenture, except a default:

     o in any payment of principal, premium, if any, or interest on any debt security of such series; and

     o in respect of a covenant or provision of the applicable indenture and the debt securities, if applicable, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 5.13)

      The applicable indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of holders of debt securities for quorum purposes, the following will apply:

     o the outstanding principal amount of an original issue discount security will be the amount of the principal of the security that would be due and payable as of the date of determination, upon acceleration of the maturity thereof;

     o the principal amount of a debt security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date the debt security was originally issued, of the principal amount of the debt security;

     o the principal amount of an original issue discount security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of the debt security, of the amount that would be due and payable as of the date of determination, upon acceleration of the maturity thereof. (Section 1.1)

      The applicable indenture will contain provisions for convening meetings of the holders of debt securities of a series if debt securities of such series are issuable as bearer securities. (Section 13.1) A meeting may be called at any time by the trustee, or upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series. In either case, notice of the meeting must be given in accordance with "--Notices" below. (Section 13.2)

      Unless otherwise provided in an applicable prospectus supplement, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series.

      Additionally, any resolution regarding any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present. Adoption of a resolution is accomplished by the affirmative vote of the holders of the specified percentage in the principal amount of the outstanding debt securities of such series, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above.

     Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of such series and the related coupons. The quorum at any meeting that is called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. (Section 13.4)

Consolidation, Merger and Sale of Assets

     Unless otherwise indicated in an applicable prospectus supplement, we, without the consent of the holders of any of the outstanding debt securities under either indenture, may consolidate or merge with or into or, sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any person to consolidate or merge with or into us or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, provided that:

     o any successor person must assume our obligations on the debt securities and the applicable indenture; and

     o after giving effect to the transaction no event of default, and no event which after notice or lapse of time would become an event of default, will have occurred and be continuing; and

     o    specific other conditions are met. (Section 8.1)

Redemption at the Option of Holders upon Change in Control

     If so specified in an applicable prospectus supplement, upon any change in control (as defined below) of us, that occurs prior to the maturity of the debt securities of a series and which has not been approved by our continuing directors (as defined below), debt securities of such series may be submitted for redemption on and after the date specified in, or determined pursuant to the terms of the securities, in the case of debt securities of any series issuable as bearer securities, or at any time in the case of all other debt securities, at the option of the holders. Bearer securities may be so redeemed only in whole and registered securities in whole or in part in increments of $1,000. Any debt securities to be so submitted must be submitted during a period commencing on the date of our notice described below to holders of any change in control and expiring on the 20th business day after notice is given. We refer to this period as the "exercise period."

     Unless otherwise provided in the applicable prospectus supplement, debt securities submitted for redemption will be redeemed on a redemption date that will be the 15th day after expiration of the exercise period, at a redemption price of 100% of the principal amount of the debt security, plus accrued interest to the redemption date. Exercise of this redemption option by the holder of a debt security will be irrevocable.

     On or before the tenth day after a change in control, we are obligated, unless the continuing directors have approved a change in control before that date, to give notice to holders as described under "--Notices" below, and written notice to the trustee, regarding the change in control, the date of expiration of the exercise period, the applicable redemption date, the redemption price and the procedure which the holder must follow to exercise this option. To exercise this option, the holder must deliver, on or before the expiration of the exercise period and to one of the paying agents referred to below, written notice of the holder's exercise of such option, together with the debt securities regarding which option is being exercised, duly endorsed (in the case of registered securities) for transfer.

Each bearer security delivered for redemption must be delivered with all coupons maturing after the redemption date. If the redemption date falls between any regular record date and the next succeeding payment date, registered securities must be accompanied by payment of an amount equal to the interest which the registered holder is to receive on the interest payment date.

     As used in this prospectus, a "change in control" will be deemed to have occurred when:

     o we determine that any person or related group of persons is the beneficial owner, directly or indirectly, of 20% or more of our outstanding common stock; or

     o individuals who constitute the continuing directors cease for any reason to constitute at least a majority of our directors. "Continuing director" means any director who is a director on the date of this prospectus and any director who is nominated or elected by a majority of continuing directors who are then directors.

     We could, in the future, enter into specific transactions, including certain recapitalizations or leveraged transactions, that would increase the amount of our indebtedness outstanding at that time but would not constitute a change in control, or would constitute a change of control but would not trigger the change of control purchase feature of the debt securities if approved by the continuing directors.

     If a change in control were to occur, there can be no assurance that we would have sufficient funds to pay the change in control purchase price for all debt securities tendered by the holders. In addition, our ability to purchase debt securities with cash may be limited by the terms of our then-existing borrowing agreements. A default by us on our obligation to pay the change in control purchase price or a breach of our covenant would result in an event of default and could result in acceleration of the maturity of our other indebtedness, outstanding at the time, pursuant to cross-default provisions. We will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable and will file a
Schedule 13E-4 or any other schedule required thereunder and will otherwise comply with all federal or state securities laws, as required, in connection with any of the debt securities providing for redemption at the option of holders.

Notices

     Except as otherwise provided in the applicable indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in any other city or cities specified in the debt securities. Notices to holders of registered securities will be given by mail to the holder's address as it appears in the Security Register. (Sections 1.1, 1.6)

Title

     Title to any temporary global debt security, any bearer securities, including bearer securities in permanent global form, and any coupons appertaining to the securities will pass by delivery. We, the trustee and any agent of ours or the trustee's may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner (whether or not the debt security or coupon will be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

     Any mutilated debt security or a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder upon surrender of the debt security to the trustee. Debt securities or coupons that became destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery of the trustee of the debt security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

     The indentures, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13)

Regarding the Trustee

     The indentures contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days and apply to the SEC for permission to continue or resign.

     The Bank of New York acts as trustee under various indentures. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with The Bank of New York in the ordinary course of their business. The applicable prospectus supplement will describe the relationships between us and/or certain or our subsidiaries and any other trustee named in the applicable prospectus supplement.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock at February 21, 2003 consisted of:

     o    990,850,000 shares of common stock, $1.00 par value per share;

     o    400,000 shares of cumulative $4 preferred stock, without par value;
          and

     o 8,750,000 shares of serial preferred stock, $1.00 par value per share.

     At February 21, 2003, there were outstanding 478,808,232 shares of common stock. At January 31, 2003, there were employee stock options to purchase an aggregate of approximately 37,355,685 shares of common stock. In addition, approximately 8,330,000 shares of common stock at February 21, 2003 were reserved for issuance upon conversion of the obligated mandatorily redeemable preferred securities of a subsidiary trust. At February 21, 2003, we had 15,696 shares of our $4 preferred stock outstanding.

Common Stock

     General

     Subject to the rights of the holders of any shares of our preferred stock or $4 preferred stock, which may at the time be outstanding, common stock holders are entitled to receive dividends as may be declared at various times by the board of directors out of legally available funds.

     The common stock holders are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Common stock holders are entitled to receive, upon any liquidation of International Paper, all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of common stock are, and the shares offered pursuant to any applicable prospectus supplement will be, fully paid and nonassessable. The common stock holders have no preemptive, conversion or redemption rights. The common stock is listed on the New York Stock Exchange. The registrar and transfer agent for the common stock is JPMorgan Chase Bank.

     Specific Provisions

     Our restated certificate of incorporation, as amended, contains provisions which:

     o divide our board of directors into three classes of as nearly equal size as possible, with directors in each class being elected for terms of three years;

     o require the affirmative vote of 80% of the outstanding shares of voting stock to remove any director, except for cause;

     o require the affirmative vote of 80% of the outstanding shares of voting stock and a majority of the voting stock not owned by interested stockholders (as defined below) to approve any business combination with an interested stockholder unless:

     o the business combination is approved by our board of directors at a time when disinterested directors (as defined below) constitute a majority of the entire board of directors; or

     o in the case of a business combination involving the payment of consideration to holders of capital stock, specific conditions concerning the adequacy of the consideration are met;

     o require the affirmative vote of 80% of the outstanding shares of voting stock to amend or repeal either of the first two provisions described above; and

     o require, to approve any proposal to amend or repeal either of the first two provisions described above by an interested stockholder and upon the recommendation of our board of directors at a time when disinterested directors constitute a majority of our entire board of directors, the affirmative vote of:

     o    80% of the outstanding shares of voting stock; and

     o    a majority of the voting stock not owned by interested stockholders.

     The overall effect of these provisions may be to deter or discourage hostile takeover attempts by making it more difficult for a person who has gained a substantial equity interest in us to effectively exercise control.

     An "interested stockholder" means any owner of 10% or more of voting power. A "disinterested director" means those directors unaffiliated with an interested stockholder and who were on either the board of directors before the interested stockholder became such, or who succeeded a disinterested director and were recommended for nomination or election by a majority of the disinterested directors.

Preferred Stock

     The following summarizes briefly some general terms of our preferred stock. You should read the terms of any series of preferred stock, which will be described in more detail in an applicable prospectus supplement. If indicated in an applicable prospectus supplement, the terms of any series may differ from the terms described below. You should also read the more detailed provisions of our restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for provisions that may be important to you.

     General

     Under our restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of up to 8,750,000 shares of preferred stock. The preferred stock may be issued in one or more series, with specific designations of:

     o    titles;

     o    dividend rates;

     o    any redemption provisions;

     o special or relative rights in the event of the liquidation, dissolution, distribution or winding up of International Paper;

     o    any sinking fund provisions;

     o    any conversion provisions;

     o    any voting rights; and

     o any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as will be described as and when established by our board of directors.

     The shares of each series of preferred stock will be, when issued, fully paid and non-assessable and holders will have no preemptive rights in connection with the shares.

     So long as any shares of $4 preferred stock are outstanding, the preferences, privileges and voting powers, if any, of the shares of preferred stock of any series, and the restrictions or qualifications thereof will be subject to the preferences, privileges and voting powers, if any, of the shares of $4 preferred stock and the restrictions and qualifications of those shares.

     Rank

     Each series of preferred stock will, regarding rights on liquidation, winding up and dissolution, rank:

     o senior to all classes of common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock. We refer to these securities as the junior liquidation securities;

     o on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock. We refer to these securities as parity liquidation securities; and

     o junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including the $4 preferred stock.

     In addition, each series of preferred stock will, regarding dividend rights, rank:

     o senior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock;

     o on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock parity dividend securities; and

     o junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including the $4 preferred stock. As used in any certificate of designation for these purposes, the term equity securities will not include debt securities convertible into or exchangeable for equity securities.

     Dividends

     Preferred stock holders will be entitled to receive, when and if declared by our board of directors out of legally available funds, cash dividends at the rates and on the dates described in an applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books, or if applicable, the records of the depositary referred to below under the caption "--Description of Depositary Shares," on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

     No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of preferred stock, unless dividends will have been paid or set apart for the payment on the parity dividend securities. If full dividends are not so paid, each series of preferred stock will share dividends pro rata with the parity dividend securities.

     Conversion and Exchange

     The applicable prospectus supplement for each series of preferred stock will state the terms, if any, that shares of such series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of preferred stock, common stock or debt securities of ours. Our common stock is described above under the caption "-- Common Stock."

     Redemption

     A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holders of the shares and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices described in the applicable prospectus supplement relating to the series.

     In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined by our board of directors to be equitable. On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock that are called for redemption, and all rights of the holders of the shares will end except for the right to receive the redemption price.

     Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, holders of each series of preferred stock that ranks senior to the junior liquidation securities will be entitled to receive, out of our assets available for distribution to shareholders, before any distribution is made on any junior liquidation securities (including common stock), distributions upon liquidation in the amount described in an applicable prospectus supplement relating to each series of preferred stock, plus any accrued and unpaid dividends.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, the amounts payable regarding the preferred stock of any series and any other parity liquidation securities are not paid in full, the holders of the preferred stock of the series and the parity liquidation securities will share ratably in any distribution of our assets, in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

     Voting Rights

     Except as indicated below or in an applicable prospectus supplement relating to a particular series of preferred stock or except as expressly required by applicable law, the holders of shares of preferred stock will have no voting rights.

     Preferred Stock Outstanding

     Our $4 preferred stock is senior to the common stock and the preferred stock as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up of International Paper. The $4 preferred stock bears a dividend of $4.00 per share per annum from our surplus or net profits, but only when and as declared by our board of directors. Dividends on the $4 preferred stock are cumulative. Such dividends are payable quarterly in each year on the dates as at various times may be fixed by our board of directors. Accumulated dividends do not bear interest.

     If dividends on all outstanding shares of the $4 preferred stock for all past quarterly dividend periods and the then current quarterly period have not been paid in full or declared and set apart for payment, no dividends, other than those dividends payable in stock ranking junior to the $4 preferred stock, will be declared or paid or set apart for payment on, nor will any distribution be made to, any class of stock ranking junior to the $4 preferred stock.

     Holders of the $4 preferred stock have no general voting rights but have the right to vote in specified circumstances.

     If at the time of any annual meeting of shareholders, dividends have not been paid on the shares of the $4 preferred stock in an aggregate amount equal to four full quarterly dividends, whether consecutive or not, then at the annual meeting, the holders of the $4 preferred stock will have the sole right, to the exclusion of all other classes of stock, to vote for and elect one-third, or the nearest whole number thereto, of the total number of directors to be elected at the annual meeting and thereafter at all meetings for the election of directors until all arrearages of dividends accumulated on the $4 preferred stock for all preceding dividend periods have been paid or declared and set apart for payment. Whenever all arrearages of dividends have been paid or declared and set apart for payment, all powers of the holders of the $4 preferred stock to vote for directors will end, and the tenure of all directors elected by them will automatically end.

     So long as any shares of the $4 preferred stock are outstanding, we may not, without first obtaining a majority vote of the holders of the outstanding shares of the $4 preferred stock:

     o    increase the authorized number of shares of $4 preferred stock;

     o authorize, create or issue stock of any class ranking on a parity with the $4 preferred stock as to the payment of dividends or distributions upon dissolution, liquidation or winding up; or

     o sell, lease or otherwise dispose of all or substantially all of our assets, otherwise than by merger or consolidation.

     In addition, so long as any shares of $4 preferred stock are outstanding, we may not, without first obtaining the vote of holders of at least two-thirds of the outstanding shares of $4 preferred stock, authorize, create or issue stock of any class ranking, as to the payment of dividends or distribution upon dissolution, liquidation or winding up, senior to the $4 preferred stock.

     Our restated certificate of incorporation, as amended, provides that for so long as any shares of preferred stock are outstanding, we will not issue any shares of $4 preferred stock without first obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock.

     Upon the dissolution, liquidation or winding up of International Paper, the holders of the $4 preferred stock will be entitled to receive out of our net assets, whether represented by capital or surplus, the following:

     o if the dissolution, liquidation or winding up is voluntary, cash in an amount per share of $105; and

     o if the dissolution, liquidation or winding up is involuntary, cash in the amount of $100 per share.

     In addition, holders will be entitled to receive, in either case, an amount equal to all dividends accrued and unpaid on shares up to and including the date fixed for distribution, whether or not earned or declared and, in either case, before any distribution of the assets to be distributed is made to the holders of stock ranking junior to the $4 preferred stock.

Depositary Shares

     The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus is a part.

     General

     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

     The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred stock, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

     Dividends and Other Distributions

     The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

     In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

     Redemption of Stock

     If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

     Withdrawal of Stock

     Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

     Voting Deposited Preferred Stock

     Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder's depositary shares.

     The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

     Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any the amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

     o    all outstanding depositary shares have been redeemed;

     o each share of preferred stock has been converted into other preferred stock or common stock or has been exchanged for debt securities; or

     o a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of International Paper.

     Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

     Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

     Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                             DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

     The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

     o    the title of the debt warrants;

     o    the aggregate number of debt warrants;

     o    the price or prices at which the debt warrants will be issued;

     o the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

     o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

     o the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

     o the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

     o the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

     o the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

     o the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

     o the maximum or minimum number of the debt warrants which may be exercised at any time;

     o a discussion of any material United States federal income tax considerations; and

     o any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

     Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

     The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

     o    the title of the warrants;

     o the securities (which may include preferred stock or common stock) for which the warrants are exercisable;

     o    the price or prices at which the warrants will be issued;

     o the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

     o if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued, and the number of the warrants issued with each share of preferred stock or common stock;

     o if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

     o if applicable, a discussion of any material United States federal income tax considerations; and

     o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

     Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

     Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, bearer securities (including debt securities that are exchangeable for bearer securities and debt securities in permanent global form that are either bearer securities or exchangeable for bearer securities) may not be offered, sold, resold or delivered, directly or indirectly, in connection with their original issuance in the United States or to United States persons, each as defined below, except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D) including offers and sales to offices of United States financial institutions (as defined in Treasury Regulations Section 1.165-12(c)(l)(iv)) located outside the United States and which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the regulations thereunder. Any underwriters, agents and dealers participating in the offering of debt securities, directly or indirectly, must agree in writing that they will not offer, sell or resell any bearer securities to persons within the United States or to United States persons (except as described above) or deliver bearer securities within the United States other than as permitted by the applicable Treasury Regulations described above. In addition, any underwriters, agents and dealers must represent in writing that they have in effect, in connection with the offer and sale of the debt securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the debt securities are aware that bearer securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). Furthermore, the owner of the obligation, or the financial institution or clearing organization through which the owner holds the obligation, must certify to us that the owner is not a United States person.

     Bearer securities and any coupons attached hereto will bear the following legend:

          "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the United States Internal Revenue Code."

The sections referred to in the above legend provide that, with exceptions, a United States person who holds the bearer security or coupon will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain realized on the sale, exchange or redemption of the bearer security or coupon.

     Purchasers of bearer securities may be affected by limitations under United States tax laws. The applicable prospectus supplement will describe the limitations for any bearer securities relating thereto.

     For purposes of the laws and regulations described in this section, "United States person" means:

     o an individual who is, for United States federal income tax purposes, a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision; or

     o an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

"United States" means the United States of America, including the States and the District of Columbia, its territories and its possessions.

         DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

     Each declaration will authorize the trustees of each trust to issue on behalf of the trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

     The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

      Refer to the applicable prospectus supplement relating to the trust preferred securities of each trust for specific terms, including:

     o    the distinctive designation of trust preferred securities;

     o    the number of trust preferred securities issued by the trust;

     o the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

     o whether distributions on trust preferred securities issued by the trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the trust will be cumulative;

     o the amount or amounts which will be paid out of the assets of the trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the trust;

     o the terms and conditions, if any, under which trust preferred securities may be converted into shares of our capital stock, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

     o the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

     o the obligation, if any, of the trust to purchase or redeem trust preferred securities issued by the trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

     o the voting rights, if any, of trust preferred securities issued by the trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

     o any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust that are consistent with the applicable declaration or applicable law.

     Pursuant to the applicable declaration, the property trustee will own our debt securities purchased by the applicable trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable trust, and payments upon redemption of trust preferred securities or liquidation of any trust, will be guaranteed by us to the extent described below under "--Trust Guarantees."

     Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

     In connection with the issuance of trust preferred securities, each trust will also issue one series of trust common securities. Each declaration will authorize the regular trustees of a trust to issue on behalf of the trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the trust will be substantially identical to the terms of the trust preferred securities issued by the trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each trust will be directly or indirectly owned by us.

     The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the property trustee.

Trust Guarantees

     Below is a summary of information concerning the trust guarantees which will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. Copies of the trust guarantees have been filed with the Securities and Exchange Commission and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

     General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each trust, the trust guarantee payments (as defined below), except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable trust to pay the required amounts to the holders.

     The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable trust, will be subject to the trust guarantees, without duplication:

     o any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust will have funds legally available;

     o the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the trust; and

     o upon a liquidation of the trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the trust, the lesser of:

     o the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

     o the amount of assets of the trust remaining available for distribution to the holders of the trust's trust preferred securities in liquidation of the trust.

     Covenants of International Paper. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

     o declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our capital stock;

     o make any payment of the principal of and any premium and interest on or repay, repurchase or redeem any debt securities issued by us which rank junior to the debt securities owned by the trust; and

     o make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

     However, even during such circumstances, we may:

     o purchase or acquire our capital stock in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

     o reclassify our capital stock or exchange or convert one class or series of our capital stock for another class or series of our capital stock;

     o purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

     o declare dividends or distributions in our capital stock, including stock dividends paid by us which consist of the stock of the same class as that on which any dividend is being paid;

     o    redeem or repurchase any rights pursuant to a rights agreement; and

     o make payments under the trust guarantee related to the trust preferred securities.

     Amendment and Assignment. Except regarding any changes which do not adversely affect the rights of trust preferred securities holders of any trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

     Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the applicable trust upon any of the following:

     o full payment of the redemption price of all trust preferred securities;

     o distribution of our debt securities held by the trust to the trust preferred securities holders; or

     o full payment of the amounts payable in accordance with the declaration upon liquidation of the trust.

     Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

     Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the property trustee to be held for the benefit of the trust preferred securities of the applicable trust. The property trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the property trustee.

     If the property trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the applicable trust, and by complete performance of all obligations under the trust guarantee.

     Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

     The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Trusts

     We will agree to pay all of the costs, expenses or liabilities of the trusts, other than obligations of the trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depository shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchaser from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depository shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders's obligations to purchase or to sell, as the case may be, common stock, preferred stock or depository shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

      The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

                              PLAN OF DISTRIBUTION

     We and/or the trusts may sell the securities covered by this prospectus in any of three ways (or in any combination):

     o    to or through underwriters or dealers;

     o    directly to a limited number of purchasers or to a single purchaser;
          or

     o    through agents.

     In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

     The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

     o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

     o the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

     o    any securities exchanges on which the securities may be listed.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and mat be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     If indicated in an applicable prospectus supplement, we and/or the trusts may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the trusts pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We and/or trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the trusts at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

     The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the trusts pay for solicitation of these delayed delivery contracts.

     Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

     Agents, underwriters and other third parties described above may be entitled to indemnification by us and/or the trusts against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the trusts in the ordinary course of business.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents . You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its web site.

     We "incorporate by reference" into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supercede that information. This prospectus, incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

     The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference:


Our SEC Filings                                            Period
---------------                                            ------


Annual Report on Form 10-K .......................For the year ended December
                                                  31, 2002, as filed on February
                                                  28, 2003.
Current Reports on Form 8-K ......................Filed on:
                                                    o  January 16, 2003,
                                                    o  January 17, 2003,
                                                    o  January 31, 2003, and
                                                    o  February 21, 2003.
Registration Statement on Form 8-A (as amended)...Filed on July 20, 1976.

     All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

     You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC's web site or at the addresses listed above. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 400 Atlantic Street, Stamford, Connecticut 06921, Attention: Investor Relations Department (Telephone: (203) 541-8625).

                             VALIDITY OF SECURITIES

     Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us hereby will be passed upon for us by Davis Polk & Wardwell, New York, New York. Certain matters of Delaware law relating to the trust preferred securities will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities will be passed upon for any underwriters or agents by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                                     EXPERTS

     The financial statements and the related financial statements schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     Our financial statements as of and for each of the two years in the period ended December 31, 2001 incorporated by reference in prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     On April 9, 2002, we announced that we engaged Deloitte & Touche LLP to replace Arthur Andersen as our independent auditors. During each of the fiscal years in the two year period ended December 31, 2001 and the subsequent interim period preceding the change of auditors, we had no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the disagreement in connection with its report.

     We have not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to our naming it in this prospectus as having certified our consolidated financial statements for the two years ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, we have dispensed with the requirement to file its consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen has not consented to the inclusion of its report in this prospectus, you may have no effective remedy against Arthur Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen, or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from its provision of auditing and other services to us) may be limited as a practical matter due to recent events regarding Arthur Andersen.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Registration Fee, is estimated.

Registration Fee................................................... $485,400
Printing and Engraving.............................................   80,000
Trustees' Fees and Expenses........................................   21,000
Accountants' Fees and Expenses.....................................   50,000
Legal Fees and Expenses............................................  150,000
Miscellaneous......................................................   17,000
                                                                    --------
         Total..................................................... $803,400
                                                                    ========

Item 15. Indemnification of Directors and Officers.

International Paper Company

     Section 721 of the New York Business Corporation Law ("B.C.L.") provides that, in addition to the indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that the director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

     Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claims as to which such director or officer will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Sections 722 and 723. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

     Article VII of the restated certificate of incorporation, as amended, of International Paper Company provides in part as follows:

               "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director; provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

          Article IX of the By-laws, as amended, of International Paper provides as follows:

               "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

     International Paper has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the B.C.L., has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L., as permitted by
Section 721 of the B.C.L.

The Trusts

     Each declaration pursuant to which each of the trusts is organized will provide that no regular trustee, or affiliate of any regular trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any regular trustee or of any such affiliate, or employee or agent of each of the trusts or its affiliates (each an "Indemnified Person") will be liable, responsible or accountable in damages or otherwise to each of the trusts or any officer, director, shareholder, partner, member, representative, employee or agent of each of the trusts or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct regarding such act or omission.

     Each declaration also provides that to the fullest extent permitted by applicable law, International Paper will indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of the creation, operation or termination of the trusts or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of each of the trusts and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by each such declaration, except that no Indemnified Person will be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct regarding such act or omission.

     Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by International Paper before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

Item 16. Exhibits and Financial Statement Schedules.

     (a)  Exhibits:

     A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

     (b)  Financial Statement Schedules:

     All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17. Undertakings.

     A.  Undertaking pursuant to Rule 415

     The undersigned registrants hereby undertake:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of International Paper's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15 above, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     C.   Equity Offerings of Nonreporting Registrants.

     Each of the trusts hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 12th day of March, 2003.

                                           INTERNATIONAL PAPER COMPANY


                                           By: /s/ Barbara L. Smithers
                                               ---------------------------------
                                               Name:  Barbara L. Smithers
                                               Title: Vice President and
                                                      Corporate Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints BARBARA L. SMITHERS his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

             NAME                                            TITLE                                   DATE
             ----                                            -----                                   ----

    /s/ John T. Dillon              Chairman of the Board, Chief Executive Officer and
--------------------------------    Director                                                    March 12, 2003
        John T. Dillon              (Principal Executive Officer)

    /s/ John V. Faraci
--------------------------------    President, Chief Financial Officer and Director             March 12, 2003
        John V. Faraci              (Principal Financial Officer)

    /s/ Chris P. Liddell
--------------------------------    Vice President - Finance                                    March 12, 2003
        Chris P. Liddell            (Controller)

    /s/ Robert J. Eaton
--------------------------------                                                                March 12, 2003
        Robert J. Eaton             Director

    /s/ Samir G. Gibara
--------------------------------                                                                March 12, 2003
        Samir G. Gibara             Director

             NAME                                            TITLE                                   DATE
             ----                                            -----                                   ----

   /s/ James A. Henderson
--------------------------------                                                                March 12, 2003
       James A. Henderson           Director

   /s/ Robert D. Kennedy
--------------------------------                                                                March 12, 2003
       Robert D. Kennedy            Director

   /s/ W. Craig McClelland
--------------------------------                                                                March 12, 2003
       W. Craig McClelland          Director

   /s/ Donald F. McHenry
--------------------------------                                                                March 12, 2003
       Donald F. McHenry            Director

   /s/ Patrick F. Noonan
--------------------------------                                                                March 12, 2003
       Patrick F. Noonan            Director

   /s/ Jane C. Pfeiffer
--------------------------------                                                                March 12, 2003
       Jane C. Pfeiffer             Director

  /s/ Charles R. Shoemate
--------------------------------                                                                March 12, 2003
      Charles R. Shoemate           Director


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, International Paper Capital Trust IV and International Paper Capital Trust VI each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 12th day of March, 2003.


                                 INTERNATIONAL PAPER CAPITAL TRUST IV,
                                 a Delaware statutory trust

                                 By: International Paper Company, as Depositor


                                 By: /s/ Barbara L. Smithers
                                     -------------------------------------------
                                     Name:  Barbara L. Smithers
                                     Title: Vice President and Corporate
                                            Secretary



                                 INTERNATIONAL PAPER CAPITAL TRUST VI,
                                 a Delaware statutory trust

                                 By: International Paper Company, as Depositor


                                 By: /s/ Barbara L. Smithers
                                     -------------------------------------------
                                     Name:  Barbara L. Smithers
                                     Title: Vice President and Corporate
                                            Secretary

                                INDEX TO EXHIBITS

Exhibit
Number                                  Exhibit
------                                  -------

1.1 Form of Underwriting Agreement (Standard Provisions) for debt securities (incorporated herein by reference to Exhibit 1.1 to International Paper Company's registration statement on Form S-3 (File No. 33-52945)).

1.2 Form of Underwriting Agreement (Standard Provisions) for preferred stock (incorporated herein by reference to Exhibit 1.2 to International Paper Company's registration statement on Form S-3 (File No. 33-52945)).

1.3 Form of Underwriting Agreement (Standard Provisions) for common stock (incorporated herein by reference to Exhibit 1.3 to International Paper Company's registration statement on Form S-3 (File No. 33-52945)).

3.1 Restated certificate of incorporation of International Paper Company (incorporated herein by reference to Exhibit 3(A) to International Paper Company's Form 8-K filed on November 20, 1990 (File No. 1-3157)).

3.2 Certificate of amendment of the Restated certificate of incorporation of International Paper Company dated April 30, 1999 (incorporated herein by reference to Exhibit 3.1 to International Paper Company's Form 10-Q for the quarter ended June 30, 2001 (File No. 1-3157)).

3.3 By Laws of International Paper Company, as amended (incorporated herein by reference to Exhibit 3(ii) to International Paper Company's Form 8-K filed on March 10, 1999 (File No. 1-3157)).

4.1 Form of certificate for shares of International Paper Company's common stock (incorporated herein by reference to Exhibit 4(A) to International Paper Company's registration statement on Form S-3 (File No. 33-44855)).

4.2 Indenture for senior debt securities dated April 12, 1999 between International Paper Company and the Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to International Paper Company's Form 8-K filed on June 29, 2000 (File No. 1-3157)).

4.3 Indenture for subordinated debt securities dated September 15, 1998 between International Paper Company and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4.5 to International Paper Company's Form 8-K filed on September 29, 1998 (File No. 1-3157)).

4.4 Form of deposit agreement, including the form of depositary receipt (incorporated herein by reference to Exhibit 4.9 to International Paper Company's registration statement on Form S-3 (File No. 33-52945)).

4.5 Certificate of Trust of International Paper Capital Trust IV (incorporated herein by reference to Exhibit 4.8 to International Paper Company's registration statement on Form S-3 (File No. 333-62661)).

4.6    Certificate of Trust of International Paper Capital Trust VI.*

4.7 Declaration of Trust for Trust IV (incorporated herein by reference to Exhibit 4.10 to International Paper Company's registration statement on Form S-3 (File No. 333-62661)).

4.8    Declaration of Trust for Trust VI.*

4.9 Form of Amended and Restated Declaration of Trust IV (incorporated by reference to Exhibit 4.12 to International Paper Company's registration statement on Form S-3 (File No. 333-62661)).

4.10   Form of Amended and Restated Declaration of Trust VI.*

4.11   Form of Trust Preferred Security (included in Exhibit 4.9).

4.12 Form of Preferred Securities Guarantee Agreement (incorporated by reference to Exhibit 4.14 to International Paper Company's registration statement on Form S-3 (File No. 333-62661)).

4.13   Form of Purchase Contract Agreement.*

4.14   Form of Certificate of Designations.*

4.15   Form of Stock Purchase Unit (included in exhibit 4.13).*

4.16   Form of Treasury Stock Purchase Unit (included in Exhibit 4.13).*

4.17   Form of Warrant Agreement for warrants sold alone.*

4.18 Form of Warrant Agreement for warrants attached to debt securities, preferred stock or common stock.*

5.1    Opinion of Davis Polk & Wardwell.*

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts.*

12.1 Statements re: Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12 to International Paper Company's Form 10-K for the year ended December 31, 2002 (File No. 1-3157))

23.1   Consent of Deloitte & Touche LLP.*

23.2   Consent of Arthur Andersen LLP.***

23.3   Consent of Davis Polk & Wardwell (contained in Exhibit 5.1).*

23.4 Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the trusts (contained in Exhibit 5.2).*

24.1 Powers of Attorney of certain officers and directors (included on the signature page of the Registration Statement).

25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Amended and Restated Declaration of Trust of International Paper Capital Trust IV.*

25.2 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Amended and Restated Declaration of Trust of International Paper Capital Trust VI.*

25.3 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Guarantee of International Paper for the benefit of the Trust Preferred Securities holders of International Paper Capital Trust IV.*

25.4 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the Guarantee of International Paper for the benefit of the Trust Preferred Securities holders of International Paper Capital Trust VI.*

25.5 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the senior indenture.*

25.6 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York, the trustee under the subordinated indenture.*

-----------

*    Filed herewith.

** To be filed by amendment or as an exhibit to an Current Report on Form 8-K.

*** Pursuant to Rule 437a under the Securities Act, International Paper is unable to obtain a written consent from Arthur Andersen after reasonable efforts and is dispensing with the requirement to file such written consent. Any limitations on recovery by investors posed by the lack of consent have been clearly disclosed in the prospectus included in this registration statement.

Note: International Paper will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement, including any remarketing agreement, relating to securities offered hereby and (ii) any required opinion of counsel to International Paper as to certain tax matters relating to securities offered hereby.